EXHIBIT 23.2

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-41371 and 33-51665) of Robertson-Ceco Corporation of our report dated February 13, 1997 appearing on page 34 of the Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 42 of this Form 10-K.


Price Waterhouse LLP
San Francisco, California
March 26, 1998